Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2015 with respect to the consolidated financial statements and schedule included in the Annual Report of Trade Street Residential, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Trade Street Residential, Inc. on Form S-8 (File No. 333-188636).

/s/ Grant Thornton LLP
Miami, Florida

March 13, 2015